2012 BUSINESS OUTLINE

The Company

Positron Corporation is a leading molecular imaging healthcare company providing innovative technologies and solutions that are reshaping the field of nuclear cardiology. Through our proprietary PET imaging systems, services and radiopharmaceutical solutions, Positron enables healthcare providers to more accurately diagnose disease and improve patient outcomes while practicing cost effective medicine.

Positron, a true pioneer in cardiac Positron Emission Tomography (PET), is well branded in the field of nuclear cardiology. Originally a research and development company focused on technology, Positron’s business strategy has evolved over the past 3 years from an imaging device manufacturer to a company that provides a comprehensive “full nuclear cardiology solution.” Positron’s business strategy is to obtain a dominant market share through the vertical integration of such key components as: imaging technologies, clinical services, radiopharmaceutical manufacturing, processing & distribution and radioisotope production & supply. Positron intends to maximize market share by offering cost-effective, value added solutions to end-users, with the objective of becoming a sustained long-term value creator for industry participants and shareholders.

KEY COMPONENTS

Positron’s strategy of vertically integrating all key components is enabled through the following products, segments and services:

PET Imaging System and Services

The Attrius®, dedicated PET imaging system, is optimized for cardiology. Positron’s Attrius provides customers with state-of-the-art imaging technology for the diagnosis, treatment and prevention of cardiovascular disease. The Attrius is the only dedicated PET scanner in the world and was awarded Frost & Sullivan’s Most Innovative Medical Device of the Year in 2010, as “the ideal solution for cardiologists and hospitals looking to add high accuracy, cost effective imaging technology.” Positron complements its technology by offering comprehensive world-class clinical, technical and service support through their PosiStar™ customer care plan.

Radiopharmaceutical Manufacturing/Processing/Distribution

Positron manufactures and processes radiochemicals at its cGMP and NRC licensed manufacturing facility. Upon FDA approval, Positron will enter radiopharmaceutical markets with high demand products as a precursor for its PET radiopharmaceuticals initiatives. Positron plans to license and/or introduce its own proprietary cardiac PET generator and infusion system. The Company will also distribute select radiopharmaceuticals through its PosiRx™ automated radiopharmaceutical system for on-site preparation and dispensing of radiopharmaceuticals.

Radioisotopes Production

With Positron’s recent acquisition of Manhattan Isotope Technology LLC, Positron is the only commercial resource in the US with practical knowledge and experience in all stages of strontium-82 production and spent generator lifecycle management. Positron seeks to secure both the short & long term supply of radioisotopes used in cardiac PET imaging. The Company intends to increase the Sr82 supply through the production of Sr-82 from domestic & foreign suppliers and recycling of Sr-82 from spent generators.  In our pursuit of securing a North American supply of radioisotopes used in cardiac PET imaging, Positron plans to build and operate the world’s largest commercial high energy/high current cyclotron (70MeV) within the U.S. The 70 MeV cyclotron will be at the heart of providing a reliable, dependable, indigenous supply of radioisotopes in the US thereby stabilizing and building confidence in the PET market and nuclear medicine community overall.  Securing a reliable supply of radioisotopes will increase the demand for Positron’s pharmaceuticals, imaging equipment and services.

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Financing Solutions

Positron will provide customers with a variety of financing solutions for its full solutions model designed to minimize any barriers to entry, thus accelerating the expansion of cardiac PET and further securing Positron’s current and future position in the market.

Positron is redefining the nuclear imaging market by actively pursuing key initiatives that will ensure the growth of the industry and the longevity of the Company. One of these key initiatives involves lowering barriers that have been, or could later constrict the progress of technological advancements in nuclear cardiology. These barriers include: high cost of equipment, limited supplies of key radioisotopes, limited availability of radioactive waste management facilities, and overcoming an existing monopoly of centralized radiopharmacies in radiopharmaceutical distribution. Positron’s vertically integrated solution allows the Company to aggressively address each of these factors in an effort to become the premier, full service provider in the nuclear imaging market.

Positron Corporation is a publicly listed company and files annual, quarterly, special reports, proxy statements and other information with the SEC. Shares of common stock of Positron Corporation are currently trading on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol POSC.OB.

Target Markets

Nuclear medicine helps in the diagnosis, management and prevention of patients with cardiovascular disease (CVD). Radiopharmaceuticals are injected into a patient to provide the most accurate, non-invasive test for identifying narrowed coronary arteries, mild cholesterol build-up or diffuse coronary vascular disease; conditions that are responsible for almost all heart attacks. Cardiovascular disease is the leading cause of death in the United States and constitutes 17% of overall national health expenditures (Forecasting the Future of Cardiovascular Disease in the United States, American Heart Association, 2011). Direct CVD costs are projected to increase from $273 billion in 2010 to $818 billion in 2030, and indirect costs (due to lost productivity) will rise from $172 billion in 2010 to $276 billion in 2030.

There are two major modalities in nuclear cardiology imaging that help in detecting and diagnosing CVD; Single-Photon Emission Computed Tomography (SPECT) and Positron Emission Tomography (PET), these modalities represent two different segments of the cardiac imaging market.

SPECT

SPECT is a comparatively dated technology in a market that is mature, if not oversaturated. More than 85% of SPECT cameras are purchased as replacements for existing practices (Nuclear Medicine Market Outlook Report, IMV 2011). Additionally, 31%, or approximately 4,100 SPECT cameras in the U.S. are dedicated to cardiac imaging.

According to BIO-TECH, in 2010, total sales of SPECT radiopharmaceuticals were $758 million. Among these, sales of the major cardiac SPECT radiopharmaceuticals, Cardiolite, Myoview and Sestamibi, were around $575 million. It is expected that this market will grow to $620 million in 2012 and be effectively flat thereafter.

Positron intends to enter this large market with PosiRx, a system that automates the elution, preparation, and dispensing processes for radiopharmaceutical agents used in SPECT cardiac imaging. The Company believes that PosiRx will revolutionize the industry by offering a unique alternative to the current paradigm of handling and distribution of SPECT radiopharmaceuticals through centralized radiopharmacies throughout the country. The optimal target customers for PosiRx are cardiac clinics and hospitals with an average to high volume of SPECT myocardial ischemia perfusion studies. Depending on the success of our PosiRx revenue models, Positron anticipates approximately $1 million in revenue in 2012 and greater than $18 million annually by 2015. Projected revenue may increase from successful relationships with group purchasing organizations and the Company’s expansion into high growth emerging markets outside the United States. The Company believes these opportunities may hold significant growth potential due to the shift in regulations, strive to improve economics and lack of infrastructure outside the United States.

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PET

PET is a more advanced and accurate technology. In cardiac perfusion imaging, PET scanners, in particular Positron’s Attrius, have superior sensitivity and specificity compared to that of SPECT cameras. PET also produces less radiation exposure and is capable of performing quantitative measurements. Cardiac PET imaging has been shown to provide a 50% reduction in invasive coronary arteriography and coronary artery bypass grafting, leading to a 30% costs savings and excellent clinical outcomes compared to SPECT (M.E. Merhige, M.D., et al. Journal Nuclear Medicine 2007; 48: 1069-1076).

The cardiac PET equipment market is much smaller than SPECT but has seen significant annual growth, of 25-30%, during the last decade. According to Bracco Diagnostics, there were approximately 160 dedicated cardiac PET & PET/CT scanners within the U.S. in 2010. Millennium Research Group projects 20% average annual sales growth for dedicated cardiac PET & PET/CT scanners, from 35 scanners sold in 2010 to 62 scanners in 2015, or per our estimates, from $26.2 million in 2010 to $46.5 million in 2015.

For many years, a major constraint for this market has been the high cost of PET and PET/CT scanners for cardiac studies. Positron has managed to reduce the buyers’ barrier to entry by bringing to market the Attrius; the only cardiac dedicated PET system in the world. All other manufacturers (GE, Philips, Siemens) offer PET/CT systems that have a comparable performance of cardiac studies but have a 200% to 300% higher price, in relation to the Attrius. These same PET/CT systems also possess attributes not optimized or conducive for cardiac imaging. In 2010 and 2011, Positron’s share in sales of dedicated cardiac PET scanners was 14% and 17%, respectively; we expect growth of 80-90% by 2015. Positron’s 2011 sales have been negatively impacted by the lack of availability of radiopharmaceuticals. This impact was a result of the United States Department of Energy (DOE) accelerators limited availability of supply and by a voluntary recall of Strontium-82/Rubidium-82 generators from Bracco Diagnostics for additional testing. With the expected return of Rubidium-82 and Positron’s efforts to increase Strontium supply, the Company expects up to $9 million in revenue from Attrius installations in 2012, with an increase to approximately $44 million in 2015.

Positron estimates the industry’s service revenue at approximately $16.0 million in 2010, which will increase to $39.0 million in 2015. Positron sells the Attrius scanner with a 3-5 year service contract. The Company’s current share in annual service revenue is 6-8% and is expected to grow to 30% by the end of 2015. Positron’s annual service revenue is estimated to be $2 million in 2012, increasing to $9 million in 2015.

Sales of the primary cardiac PET radiopharmaceutical, Rb-82, were estimated at approximately $70 million in 2010. Positron estimates sales to increase to over $200 million in 2015; however, projected revenue is directly correlated to the availability of Strontium-82 (Sr-82), a precursor to Rb-82. A limited supply of Sr-82 has and can compromise the growth rate of cardiac PET. Currently, the only supplier of Sr-82 in the United States is the US Department of Energy and the only FDA approved Rubidium-82 supplier in the world is Bracco Diagnostics. This single supplier environment is where Positron sees great opportunity and has focused its resources and efforts on acquiring assets necessary for the vertical integration of the complete value chain.

Positron has been working on several projects to secure the supply of Sr-82 and to enter the fast growing market of PET radiopharmaceuticals. The most significant project is a 70 MeV higher-energy cyclotron that can produce enough Sr-82 to supply Sr-82/Rb-82 generators to current and future Positron customers, optimally also supplying customers with the Attrius PET scanners. This is a capital intensive and long-term project that can eliminate a potential market-limiting factor in cardiac PET market growth.

Positron, through its subsidiary Manhattan Isotope Technologies, LLC (MIT), provides expertise necessary to manufacture process and distribute radioisotopes and radiopharmaceuticals also providing an immediate-near term solution to meet the Sr-82/Rb-82 supply. MIT also holds patented technology and expertise in recycling Sr-82 from spent generators and has agreements with major foreign producers. MIT will process and recycle Strontium-82 at its facilities in Lubbock Texas.

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Positron through MIT has additional advantages that we believe will help resolve a potentially significant problem that may negatively impact future growth of PET cardiology: limited waste facilities for spent generators. Currently, the DOE provides waste management for the spent generators, but capacity of its waste facilities will reach their limits in the very near future. MIT has technologies and facilities to replace the DOE in this role and is currently pursuing this business.

Positron is currently developing on its own Sr82/Rb82 generator with potential access to 3rd party generators in the future. Positron is planning to manufacture small batch PET radioactive products at its cGMP (current Good Manufacturing Practices) and NRC (Nuclear Regulatory Commission) licensed facility in Crown Point, Indiana. The Company has already commenced production of Indium Oxyquinoline and expects to expand to additional radiopharmaceuticals and radioisotopes as market demand occurs. The market for Indium Oxyquinoline is approximately $30 million in annual domestic sales, and we expect approximately $2 million revenue in 2012 and to grow annual sales of the Indium Oxyquinoline to over $10 million through 2015.

PRODUCTS

Positron offers a range of products and services for nuclear imaging community that are discussed below.

Attrius®

Attrius is the only FDA approved dedicated PET scanner optimized for cardiac imaging. Attrius was named the “Most Innovative Device of 2010” by the renowned business research and consulting firm Frost & Sullivan. The Attrius provides a robust, cardiac specific imaging software package designed to ensure effortless interpretation for today’s most challenging clinical cases for nuclear cardiologists. This innovative software includes coronary artery overlay display, open architecture for new protocol development, customization and motion correction and the ability to monitor therapy. The Attrius is targeted for cardiac clinics and hospitals and is designed to meet the performance, budget and space constraints of the most demanding cardiologists.

Positron achieved significant advancements with the Company’s new state-of-the-art coronary flow reserve (CFR) software, developed in collaboration with the University of Texas. Positron expects to offer this software starting Q3 2012. The CFR software, a clear differentiator for PET imaging compared to SPECT, was developed by a leading cardiologist and industry luminary Dr. K. Lance Gould and is considered to be a key driver in the upcoming growth in cardiac PET.

PosiStar™

Positron offers a comprehensive world-class clinical, technical, and service, through the PosiStar customer care plan. PosiStar includes: 24/7 clinical and service support, uptime guarantees, remote access diagnostic/maintenance, physician interpretation training, billing training; nurse training, post-install physician over-reads, ICANL approval assistance, 6 months evaluation/assessment, industry luminary collaboration and more. PosiStar is an annual fee-based contract, typically for three to five years.

PosiRx™

PosiRx is a radiopharmaceutical system that automates the elution, preparation, and dispensing processes for radiopharmaceutical agents used in SPECT imaging. It was created to simplify and control the procedures associated with compounding radiopharmaceuticals. PosiRx is the first system of its kind to offer a complete and comprehensive automated solution in Nuclear Medicine; creating a more efficient and economical alternative to the current pharmacy per dose model. A nuclear cardiology facility equipped with PosiRx has 24/7 unit dose accessibility with the reliability of an on-site supply eliminating the need for scheduled deliveries of unit doses from centralized radiopharmacies. A self-contained device, the PosiRx is compliant with U.S. Pharmacopoeia regulations. The USP 797 regulation governs any pharmacy that prepares "compounded sterile preparations". Positron’s proprietary automated quality control module for the PosiRx system includes a patent pending method of testing Tc-99m compounds for radiochemical purity. PosiRx is targeted for cardiac clinics and hospitals with an average to high SPECT imaging volumes.

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Positron’s PosiRx has completed validation testing and is being marketed to leading nuclear cardiology luminaries and nuclear pharmacies. To best serve market needs, Positron intends to offer different revenue models: rent/sell and service PosiRx systems to practices/hospitals handling their own radiopharmaceutical consumables, and/or sell radiopharmaceutical consumables directly to practices/hospitals through installed PosiRx systems.

RADIOPHARMACEUTICALS

Manufacturing
Positron commenced production of Indium Oxyquinoline at its cGMP (current Good Manufacturing Practices) facility in Indiana and intends to file an aNDA for FDA approval to market and sell radiopharmaceuticals directly to physicians. Positron has radiopharmacy customers for radiochemical grade Indium. Positron entered into the Indium market, projecting an increased demand in an underserved market and as a precursor for its PET radiopharmaceuticals initiatives.

Rb-82 Generator

The Company accelerated development of a proprietary Rb-82 generator and its associated infusion cart with prototypes currently in the testing phase. This product is a key element of Positron’s strategy to vertically integrate the production and delivery of a complete cardiac imaging solution: isotope (Sr-82), generator (Rb-82), and imaging system (Attrius).

ISOTOPE PRODUCTION

70MeV Cyclotron

Positron Corporation intends to build and operate a high-energy cyclotron facility to be used primarily for the production of medical isotopes for PET diagnostic imaging and radiotherapy. The proposed facility will be equipped with a 70MeV cyclotron and be unique in that it will be capable of producing isotopes that are not available, or very limited availability, from other commercial sources in the United States and the world. Positron intends to combine the cyclotron with a material processing facility, isotope target manufacturing, drug manufacturing and equipment-manufacturing expansion plans.

Sr-82 is the primary isotope to be produced, currently in short supply throughout the world and only produced in the U.S. by the DOE National Laboratories. It is the policy of the DOE not to compete with the private sector, therefore can be compelled, via petition, to withdraw from the market when materials are reasonably available commercially. This policy may play an important role in the future availability of Sr-82 supply.

Strontium is the parent isotope for producing Rb-82 in Sr82/Rb82 generators utilized in PET myocardial perfusion imaging. Positron is currently developing its own generator and intends to purchase all Sr-82 produced by the cyclotron facility to supply its cardiac PET client base. The access to Rb-82 generator(s) would allow Positron to have a completely integrated value chain that includes radioisotope production, radiopharmaceutical manufacturing and distribution.

The cost of the project, including equipment, building, land, working capital and contingencies, is approximately $64 million. Positron executed an agreement with IBA Molecular, of Belgium, to manufacture a 70 MeV cyclotron and has contracted a leading engineering and architecture firm to design the facility. The facility will be located in the city of Noblesville, Indiana, concurrent with the relocation of Positron’s corporate headquarters and manufacturing. The facility will take approximately 36 months to build. The Company expects to begin isotope production & operations in 2015.

In July 2011, Noblesville City Council approved to provide Positron $6.7 million in economic incentives through the issuance of long-term Economic Development Tax Increment Revenue Bonds. In September 2011, the Indiana Economic Development Corporation awarded $38 million of tax-exempt Midwestern Disaster Area Bonds to Positron Corporation.

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This 70 MeV cyclotron project is planned to be executed through a wholly owned subsidiary, Positron Isotopes Corporation. Positron Isotopes Corporation is expecting to raise equity from the sale of its capital stock with a portion to be loaned to Positron Corporation for further development of the market for PET radiopharmaceuticals and high-energy medical isotopes. Positron Isotopes Corporation shares, held by Positron Corporation, will secure the loan. Once the project is completed, the estimated consolidated revenue for Positron Corporation from radiopharmaceuticals and radioisotopes from Positron Isotopes Corporation is approximately $120 million per year.

Manhattan Isotope Technology, LLC

Manhattan Isotope Technology, LLC (MIT) is a wholly owned subsidiary of Positron Corporation. MIT provides expertise necessary to manufacture process and distribute radioisotopes and radiopharmaceuticals also providing an immediate-near term solution to meet the Sr-82/Rb-82 supply. MIT also holds patented technology and expertise in recycling Sr-82 from spent generators and has agreements and/or relationships with the major foreign producers. MIT will process and recycle Strontium-82 at its facilities in Lubbock Texas.

Founded in 2009 by former Los Alamos National Laboratories (LANL) scientists, MIT personnel were at the core of the DOE team that provided the majority of the world’s Sr-82 supply over the past 15 years, which also developed patented technology for recycling Sr-82 from expired Sr-82/Rb-82 generators. This patented recycling production method was exclusively licensed to MIT from the DOE via Los Alamos National Laboratory in 2010.

MIT is the only commercial resource in the United States with practical knowledge and experience in all stages of Strontium-82 production. Its current facility in Lubbock, Texas, has the capacity to provide critical services necessary for the refurbishment of spent Strontium-82/Rubidium-82 generators and the recycling of Strontium-82 using patented methods. Over the past five years the explosive growth of PET imaging has driven a significant increase in the Sr-82/Rb-82 generator demand, creating an environment whereby the Sr-82 demand has begun to outpace supply. MIT intends to focus on increasing the Active Pharmaceutical Ingredient (API) Sr-82 supply through recycling Sr-82 from spent generators and production of Sr-82 from foreign suppliers. MIT also brings singular expertise in the production of many other radioisotopes, such as germanium-68, which have no commercial supply in the US besides the US government.

MIT, with the support of Positron, has executed a Memorandum of Understanding with the ARRONAX Cyclotron Facility in Nantes, France. ARRONAX is one of a small number of global accelerator facilities that possess the requisite proton beam characteristics for Strontium-82 production. MIT and ARRONAX will collaborate on the production of Strontium-82 and other medical radionuclides, such as Germanium-68. The collaboration of ARRONAX and MIT will expand the global supply of Sr-82, a supply that is very limited and in great demand by the medical community.

MIT expects Sr-82 validation samples to begin arriving from ARRONAX at the Lubbock, Texas processing facility in early 2012 followed by MIT’s filing of a Drug Master File with the US FDA to be completed spring of 2012. Currently, the US Department of Energy is the only supplier of API grade Strontium-82 in the United States.

MIT expects to generate approximately $2 million in sales from the refurbishment and recycling of Sr-82/Rb-82 spent generators during the first year of operation, with a 20% annual growth thereafter. Depending on availability additional annual revenue of $5-10 million can be expected from production of Sr-82 from foreign suppliers.

MIT delivers significant value to the Company by providing a credible and viable radioisotope processing plan, access to existing domestic and foreign isotope supply, supply chain management, and radioactive waste solutions. MIT has the intellectual property, expertise and facilities needed to accelerate Positron’s plans for securing the supply channel and becoming a leader in Sr-82 supply thereby offering a full PET solution for the nuclear cardiology industry.

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Positron Looking Forward to 2012

The year 2011 was a very dynamic and strategic year for Positron. The Company’s revenue increased to approximately $7 million; however, our growth was hindered by the limited availability of consumables. Due to the explosive growth in cardiac PET imaging, the radiopharmaceutical market was highly stressed. Although the industry experienced its most challenging year ever, it truly was an advantage in the best interest of Positron as it enabled the Company to aggressively execute its strategy to aggregate and assimilate the key components that are critical to securing its supply chain and position Positron as a complete cardiac imaging full solutions provider. If we are successful in our execution, Positron will have all the necessary elements integrated into a complete supply chain: securing radioisotopes –processing radioisotopes – manufacturing radiopharmaceutical(s) – generators – PET systems – services; at a time when the industry is seeking leadership to meet the growing demand.

We believe that the Company’s efforts will have an immediate impact in our business and begin to deliver tangible returns in 2012:

//	Attrius sales are expected to resume with the return of Rubidium-82 generators to the market. We believe the market will further expand as the potential of new generator manufactures emerge.
//	Positron (MIT) intends to begin recycling spent generators, further increasing the availability of radiopharmaceutical supply.
//	Positron (MIT) will begin processing Sr-82 through relationships with foreign and domestic suppliers.
//	Positron’s radiopharmaceutical manufacturing facility will produce pharmaceuticals and expand to additional pharmaceutical/isotope products.
//	PosiRx installs are expected to accelerate through affiliations with GPO’s and radiopharmaceutical companies. The Company will seek expansion opportunities into emerging markets.
//	Positron expects financing and project launch of its high-energy 70 MeV cyclotron project thereby securing supply for its future growth.
//	Positron projects 100% growth in revenue to $15 million in 2012 with comparable growth for following years through 2015 when the cyclotron project is operational.

Positron as an Opportunity

By offering innovative products and services, Positron has methodically positioned itself as the industry’s only complete cardiac imaging solutions provider.  Through this approach, Positron will be able to significantly reduce supply chain costs and uncertainties, passing on the rewards to its customers.

Positron has significant potential earnings power. Projected revenue growth could be exponential over many years, increasing as each of our components become available. The cardiac imaging industry has an indisputable need for a full solutions provider with the vision to aggregate all key components to meet the increasing demands of the market. Execution of our plans will strengthen Positron’s position as a major player in the field of nuclear medicine and well help secure a profitable future for all invested parties.

PET is the future of nuclear cardiology. Positron is PET.

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Positron Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Positron assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission.

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